UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 28, 2005
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                                                                                                                (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.03(a) – Creation of a Direct Financial Obligation
Waste Services, Inc. today announced that it has successfully completed an amendment to its existing senior credit facility providing for the incurrence of up to $50 million of additional term loans under a new term loan tranche. The Company drew $25 million of the facility at closing to refinance amounts outstanding under its existing revolving credit facility, and has the remaining $25 million available on a delayed draw basis until March 30, 2006 for the financing of potential acquisitions. The terms of the new term loan are substantially identical to the Company’s existing tranche C term loan.
Section 8 Other Events
Item 8.01 — Other Events
On December 28, 2005, Waste Services, Inc. issued a press release announcing the completion of the previously announced incremental term loan facility. The press release is attached as Exhibit 99.1 to this Form 8-K.
Section 9 Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
20.1	Fourth Amendment to Amended and Restated Credit Agreement dated as of December 28, 2005.

99.1	December 28, 2005 Press Release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WASTE SERVICES, INC.

By: /s/ Ivan R. Cairns

Ivan R. Cairns
Executive Vice President and General Counsel

Date: December 28, 2005